SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) October 27, 2006

BOXWOODS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-132107	58-2667713
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

850 Third Avenue, Suite 1801, New York, NY 10022
(Address of principal executive offices) (Zip Code)

(646) 218-1400
(Registrant's Telephone Number, Including Area Code)

(Former Name and Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1-REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

By approval of the Board and the written consent of stockholders holding in excess of two-thirds of the Company’s common stock, on October 27, 2006, the Company discontinued its business operations and transferred such operations and the assets relating thereto to Jeremy Seitz, the former president and director of the Company, in consideration of Mr. Seitz’s assuming all of the liabilities relating to such operations and assets.

In addition, Mr. Seitz and his wife, Valentina Nakic, a former officer and director of the Company, indemnified the Company against any loss or expense relating to the transferred operations or assets and also released the Company from any claims which either of them may have had against the Company.

Mr. Seitz will have the right to use the name “Somebox, Inc.” or any similar name in the conduct of the transferred business operations.

SECTION 2-FINANCIAL INFORMATION

Item 2.01. Completion of Acquisition or Disposition of Assets

The transfer to Mr. Seitz of the operations of the Company and the assets relating thereto, and his assumption of the liabilities, as described in Item 1.01 above, was effected on October 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2006	BOXWOODS, INC.

	By:	/s/ Richard Rosenblum
Richard Rosenblum
President and Chief Executive Officer